Exhibit 10.2

QUALITY SYSTEMS, INC.

EXECUTIVE OFFICER

RESTRICTED STOCK AGREEMENT

GRANTED UNDER THE QUALITY SYSTEMS, INC.

SECOND AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN

THIS EXECUTIVE OFFICER RESTRICTED STOCK AGREEMENT (this “Agreement”), dated and effective as of _______, 20__ (the “Grant Date”), is by and between Quality Systems, Inc., a California corporation (the “Company”), and ____________ (“Grantee”). Terms used in this Agreement and not defined herein shall have the meaning given under the Plan.

WHEREAS, Grantee is an executive officer of the Company;

WHEREAS, the Company has established the Quality Systems, Inc. Second Amended and Restated 2005 Stock Option and Incentive Plan (the “Plan”), a copy of which has previously been provided to Grantee;

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has established a compensation program (the “Program”) for the executive officers of the Company that includes the grant of restricted shares in the Company’s common stock (“Restricted Stock”); and

WHEREAS, under the terms of the Program, Grantee shall be granted shares of Restricted Stock subject to the restrictions stated below.

NOW, THEREFORE, the parties hereby agree as follows:

1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Grantee _________ shares Restricted Stock. As soon as practicable, the Company shall cause the Company’s transfer agent to register the Restricted Stock in Grantee’s name and to place such Restricted Stock in book entry position on the records of the Company. The Restricted Stock shall be subject to, and shall bear appropriate legends with respect to, the restrictions described herein.

2. Vesting Schedule. The Restricted Stock shall vest in two equal annual installments, each on the next two anniversaries of the Grant Date (and each referred to herein as a “Vesting Date”).

3. Restrictions. No portion of the Restricted Stock or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Grantee during the period beginning on the Vesting Date of that portion of the Restricted Stock and ending the day prior to the one year anniversary of the Vesting Date of that portion of the Restricted Stock provided that the restrictions set forth in this Section 3 shall not apply to any transfer of fully-vested shares of Restricted Stock to the Company solely for the purpose of covering Grantee’s tax liability incurred in connection with the vesting of such shares.

4. Termination of Employment. In the event that Grantee’s Termination of Employment occurs voluntarily at Grantee’s election or at the Company’s election for Cause, all unvested shares of Restricted Stock held by Grantee shall immediately terminate.

5. Change in Control. In the event of a Change in Control, Section 3.7 of the Plan shall control vesting and termination of the Restricted Stock.

6. Taxes.

(a) Grantee hereby acknowledges that he or she has reviewed with his or her own tax advisors the tax consequences of receiving the Restricted Stock. Grantee represents to the Company that he or she is relying solely on such advisors and not on any statements or representations of (i) the Company, (ii) its officers, directors or employees, or (iii) its or their respective agents or representatives.

(b) Grantee shall be liable for any and all taxes, including withholding taxes, arising out of this grant of Restricted Stock. The Company shall not be required to deliver any Restricted Stock or to recognize any purported transfer of shares of the Restricted Stock until all applicable withholding obligations are satisfied. Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with the Restricted Stock, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance or settlement of the Restricted Stock or the subsequent sale or transfer of any of the shares of Restricted Stock. The Company does not commit and is under no obligation to structure the Restricted Stock award or program to reduce or eliminate Grantee’s tax liability.

7. Securities Law Compliance. The Company will use its reasonable commercial efforts to assure that the Restricted Stock is registered under federal securities laws. However, no Restricted Stock will be issued pursuant to Grantee’s award if such issuance would otherwise constitute a violation of any applicable federal or state securities laws or regulations or the requirements of The NASDAQ Global Select Market or any stock exchange or other market on which the Common Stock is then quoted or listed for trading. The inability of the Company to obtain approval from any regulatory body deemed necessary by the Company for the lawful issuance of any Restricted Stock hereunder shall defer the Company’s obligation with respect to the issuance of such Restricted Stock until such approval has been obtained. Grantee understands Grantee’s responsibilities to report the grant and future disposition of the Restricted Stock under the applicable provisions of the Securities Exchange Act of 1934, as amended.

8. Miscellaneous.

(a) The grant of Restricted Stock or another award to Grantee under the Plan in any one year, or at any time, does not obligate the Company to make a grant in any future year or in any given amount and should not create an expectation that the Company might make a grant in any future year or in any given amount.

(b) The Company shall not be required to transfer on its books any shares of Restricted Stock that have been sold or transferred in violation of any of the provisions set forth in this Agreement or in the Plan.

(c) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(d) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Grantee at Grantee’s address then on file with the Company.

(e) This Agreement shall not be construed so as to grant Grantee any right to remain as an executive officer or employee of the Company.

(f) The parties agree that neither the Company nor any of its affiliates shall have any further obligation to Grantee relating to the grant of Restricted Stock or other equity-based incentive compensation except as stated herein and under the terms of the Program.

(g) This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except (i) with the consent of the Committee and the Board; and (ii) by a written instrument duly executed by the Company and Grantee.

(h) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted heirs, personal representatives, successors and assigns. The terms of this Agreement shall in all respects be subject to the terms of the Plan and the Program. In the event of a conflict between the terms of this Agreement and the Plan and/or Program, the terms of the Plan and/or Program (as the case may be) shall control. In the event of a conflict between the terms of the Plan and the Program, the terms of the Plan shall control. In accordance with the Plan, Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee or the Board of Directors upon any questions arising under the Plan or this Agreement.

(i) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort or reference to the conflicts-of-laws rules of that or any other state.

(j) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

9. Remaining Terms. The remaining terms and conditions of Grantee’s award are governed by the Plan, and Grantee’s award is also subject to all interpretations, amendments, rules, regulations and decisions that may from time to time be adopted under the Plan.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Executive Officer Restricted Stock Agreement effective as of the date first set above.

COMPANY:	QUALITY SYSTEMS, INC.,
a California corporation

By:

Address:
18111 Von Karman Avenue, Suite 700
Irvine, CA 92612
Facsimile:
Email:

I, the undersigned Grantee, hereby acknowledge and accept the foregoing terms and conditions of the Restricted Stock award evidenced hereby. I also acknowledge and agree that the foregoing sets forth the entire understanding between the Company and me regarding my entitlement to receive the shares of Restricted Stock subject to such award and supersedes all prior oral and written agreements on that subject.

(signature of Grantee)

GRANTEE:	Name:

Address:

Email: